Exhibit 99.1

Anebulo Pharmaceuticals Reports First Quarter Fiscal Year 2023 Financial Results and Recent Updates

AUSTIN, Texas (November 10, 2022) – Anebulo Pharmaceuticals, Inc. (Nasdaq: ANEB), a clinical-stage biopharmaceutical company developing novel solutions for people suffering from acute cannabinoid intoxication and substance abuse (the “Company” or “Anebulo”), today announced financial results for the three months ended September 30, 2022 and recent updates.

First Quarter Fiscal Year 2023 and Subsequent Highlights:

●	Announced positive interim data for ANEB-001 from Part B of its Phase 2 clinical trial for Acute Cannabinoid Intoxication in September, 2022

●	Announced $6.6 million private placement financing in September, 2022

●	Announced the appointment of Nat Calloway, Ph.D. to Board of Directors

●	Company Executives are scheduled to participate in the following investor conferences:
○	Benchmark Discovery Conference, December 1, 2022
○	J.P. Morgan 41st Annual Healthcare Conference 2023, January 9-12, 2023
○	BIO CEO and Investor Conference, February 6-9, 2023

Management Commentary

“We remain very pleased that Part B of our ongoing Phase 2 clinical trial is progressing on schedule and we look forward to announcing additional results in the near future,” stated Simon Allen, Chief Executive Officer of Anebulo. “Preparations are ongoing for an observational study in ACI subjects in the emergency department setting to further support the PK/PD model and ANEB-001 development.”

Financial Results for the three months ended September 30, 2022

●	Operating expenses in the first quarter of fiscal 2023 were $2.6 million compared with $1.6 million in the same period in fiscal 2022.
●	Net loss in the first quarter of fiscal 2023 was $2.6 million, or $(0.11) per share, compared with a net loss of $1.6 million, or $(0.07) per share, in the first quarter of fiscal 2022.
●	Cash burn in the first quarter of fiscal 2023 was $2.0 million.
●	Cash was $19.2 million as of September 30, 2022.

About Anebulo Pharmaceuticals, Inc.

Anebulo Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company developing novel solutions for people suffering from acute cannabinoid intoxication and substance abuse. Its lead product candidate, ANEB-001, is intended to reverse the negative effects of acute cannabinoid intoxication within one hour of administration. ANEB-001 is a competitive antagonist at the human cannabinoid receptor type 1 (CB1). For further information about Anebulo, please visit www.anebulo.com.

Forward-Looking Statements

This press release contains forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements, along with terms such as “anticipate,” “expect,” “intend,” “may,” “will,” “should” and other comparable terms, involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Those statements include statements regarding the intent, belief or current expectations of Anebulo Pharmaceuticals and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, including risks attendant to developing, testing and commercializing the company’s product candidates, and those described in Anebulo Pharmaceutical’s most recent annual report on Form 10-K and in other periodic reports filed with the SEC, and that actual results may differ materially from those contemplated by such forward-looking statements. Except as required by federal securities law, Anebulo Pharmaceuticals undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

CONTACTS:

Anebulo Pharmaceuticals, Inc.

Scott Anderson

Head of Investor Relations and Public Relations

(858) 229-7063

scott@anebulo.com

Rex Merchant

Chief Financial Officer

(512) 598-0931

IR@anebulo.com

Condensed Balance Sheet Data

	September 30,	June 30,
	2022	2022
Cash	$19,213,697	$14,548,471
Total assets	19,815,365	15,579,431
Total liabilities	698,179	512,531
Total stockholders’ equity	19,117,186	15,066,900

Condensed Statements of Operations

	Three Months Ended September 30,
	2022	2021
Research and development	$1,223,776	$715,098
General and administrative	1,388,271	839,826
Total operating expenses	2,612,047	1,554,924
Loss from operations	(2,612,047)	(1,554,924)

Other income, net	212	1,529
Net loss	$(2,611,835)	$(1,553,395)
Weighted average common shares outstanding, basic and diluted	23,416,495	23,344,567
Net loss per share, basic and diluted	$(0.11)	$(0.07)